Exhibit 99.1

Swiftmerge Acquisition Corp. Announces Listing Transfer to the Nasdaq Capital Market

New York, NY, May 15, 2023 (PR Log) – Swiftmerge Acquisition Corp. (Nasdaq: IVCP) (the “Company”) announced today that it has received approval from the Nasdaq Stock Market (“Nasdaq”) to transfer the listing of its securities from the Nasdaq Global Market to the Nasdaq Capital Market.

The Company’s Class A ordinary shares, warrants and units will continue to trade under the symbols “IVCP,” “IVCPW,” and “”IVCPU”, respectively, and trading of its Class A ordinary shares, warrants and units will be unaffected by this transfer. This transfer will be effective as of the opening of business on May 16, 2023.

About Swiftmerge Acquisition Corp.

Swiftmerge Acquisition Corp. is a newly organized blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any industry, it currently intends to pursue opportunities targeting disruptive consumer companies utilizing technology and the internet to evolve the way that consumers interact with the market.

Forward Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and final prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Sam Bremner

sam@swiftmerg.com